EXHIBIT 3.2




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                                     BYLAWS





                                       OF





                         THE UNITED ILLUMINATING COMPANY
                           (a Connecticut corporation)






                            ADOPTED NOVEMBER 20, 1939
                           As Amended to May 28, 1998


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                                     BYLAWS

                                       OF

                         THE UNITED ILLUMINATING COMPANY
                           (A CONNECTICUT CORPORATION)
                            ADOPTED NOVEMBER 20, 1939
                           AS AMENDED TO MAY 28, 1998

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                                   ARTICLE I.

                                    OFFICES.


SECTION 1. PRINCIPAL OFFICE. The location of the principal office of the Corporation shall be in the Town of New Haven County of New Haven in the State of Connecticut.

SECTION 2. OTHER OFFICES. The Corporation may also have an office in the Town of Bridgeport, County of Fairfield in the State of Connecticut, and other offices at such other places within or without the State of Connecticut as the Board of Directors or the President may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS.

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at the principal office of the Corporation in the State of Connecticut, or at such other place in said State as the Board of Directors or the President may determine, on the first Wednesday of April in each year, unless another date shall be designated by the Board of Directors, in which case such meeting shall be held on the date so designated, for the purpose of electing a Board of Directors and for the transaction of any other business which may legally come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, or in his absence or disability by a Vice President, and shall be called on the request in writing or by a vote of a majority of the Board of Directors or upon the written request of the holders of not less than 35 percent of the voting power of all shares entitled to vote at the meeting. Special meetings of the shareholders may be held at such place within the State of Connecticut as is specified in the notice or call of such meeting.


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SECTION 3. NOTICE OF  MEETINGS.  A written or printed  notice of each meeting of shareholders, stating the place, day and hour of the meeting and the general purpose or purposes for which it is called, shall be mailed, postage prepaid, by or at the direction of the Secretary, to each shareholder of record entitled to vote at such meeting, addressed to the shareholder at the shareholder's last known post office address as last shown on the stock records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

SECTION 4. QUORUM. At any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for such meeting, except as otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, the holders of a majority of the voting power of the shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time, not exceeding thirty days at any one time, without further notice, until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called.

Except where otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws, when a quorum is present at any duly held meeting, directors shall be elected by a plurality of the votes cast by the holders of the voting power of shares entitled to vote in the election of directors, and any other action to be voted on shall be approved if the votes favoring the action cast by the holders of the voting power of the shares entitled to vote on the matter exceed the votes opposing the action cast by such shareholders.

SECTION 5. VOTING. Each holder of a share which may be voted on a particular subject matter at any meeting of shareholders shall be entitled to one vote, in person or by proxy, for each such share standing in his name on the books of the Corporation on the record date for such meeting. All voting at meetings of shareholders shall be by voice vote, except that the vote for the election of directors shall be by ballot and except where a vote by ballot is required by law or is determined to be appropriate by the officer presiding at such meeting.

SECTION 6. INSPECTORS OF PROXIES AND TELLERS. The Board of Directors or, in the absence of action by the Board of Directors, the President or, in the absence or disability of the President, the chairman of the meeting may appoint two persons (who may be officers or employees of the Corporation) to serve as Inspectors of Proxies and the same persons or two other persons (who may be officers or employees of the Corporation) to serve as Tellers at any meeting of shareholders. The determination by such persons of the validity of proxies and the count of shares voted shall be final and binding on all shareholders.




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                                  ARTICLE III.

                                   DIRECTORS.


SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by law or by the Certificate of Incorporation of the Corporation or by these Bylaws expressly conferred upon or reserved to the shareholders.

SECTION 2. NUMBER AND TERM OF OFFICE. The number of directorships shall be thirteen. Directors shall be elected to hold office until the next annual meeting of the shareholders and until their successors shall have been elected and qualified.

SECTION 3. VACANCIES. Subject to the provisions of the second paragraph of this Section, in case of any vacancy among the directors through death, resignation, disqualification, failure of the shareholders to elect as many directors as the number of directorships fixed by Section 2 of this Article III, or any other cause except the removal of a director, the directors in office, although less than a quorum, by the affirmative vote of the majority of such other directors, or the sole director in office if there be only one, may fill such vacancy; provided that the shareholders entitled to vote may fill any such vacancy not so filled.

If any such vacancy occurs in respect of a director elected by a particular class of shares voting as a class, and if such class is still entitled to fill such directorship, the remaining directors elected by such class, by the affirmative vote of a majority of such remaining directors, or the sole remaining director so elected if there be only one, may fill such vacancy; provided the shareholders of such class may fill any such vacancy not so filled.

The resignation of a director shall be effective at the time specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL OF DIRECTORS. Any director may be removed from office either with or without cause at any time, and another person may be elected in his stead to serve for the remainder of his term at any special meeting of the shareholders called for the purpose, by vote of a majority of all the shares outstanding and entitled to vote.

SECTION 5. PLACE OF MEETING. The directors may hold their meetings and have one or more officers and keep the books of the Corporation (except as otherwise at any time may be provided by


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law) at such place or places within or without the State of  Connecticut  as the
Board of Directors may from time to time determine.

SECTION 6. ORGANIZATION MEETINGS OF THE BOARD. The newly elected Board of Directors may meet for the purpose of organization, for the election of officers, and for the transaction of other business immediately following the adjournment of the annual meeting of the shareholders or at such other time and place as shall be fixed by the shareholders at the annual meeting, and if a quorum be then present no prior notice of such meeting shall be required to be given to the directors. The time and place of such organization meeting may also be fixed by written consent of the newly elected directors, or such organization meeting may be called by the President upon reasonable notice.

SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Connecticut as the Board of Directors shall from time to time designate.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors (if one there be) or by the President or, in the absence or disability of the President, by a Vice President, and shall be called upon the written request of two directors, or may be called by a majority of the directors. Special meetings of the Board shall be held at such place, either within or without the State of Connecticut, as shall be specified in the call of the meeting.

SECTION 9. NOTICE OF MEETINGS. The Secretary of the Corporation shall give reasonable notice to each director of each regular or special meeting, either by mail, telegraph, telephone or personally, which notice shall state the time and place of the meeting.

SECTION 10. QUORUM. A majority of the number of directorships shall constitute a quorum for the transaction of business, except where otherwise provided by statute or by these Bylaws, but a majority of those present at any regular or special meeting, if there be less than a quorum, may adjourn the same from time to time without notice until a quorum be had. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise may be provided by statute or by these Bylaws.

SECTION 11. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors and of members of committees of the directors, including reasonable allowances for expenses incurred in connection with their duties.



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SECTION  12.  ACTION  WITHOUT  MEETING.  If all of the  directors  severally  or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consent or consents with the minutes of the meetings of the Board of Directors.


                                   ARTICLE IV.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES.


SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may appoint an Executive Committee, consisting of four or more directors, one of whom shall be the Chairman of the Board of Directors (if one there be) to serve during the pleasure of the Board, and may fill vacancies in such committee. The Executive Committee shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution.


SECTION 2. MINUTES. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

SECTION 3. OTHER COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may appoint any other committee or committees consisting of two or more directors to serve during the pleasure of the Board, which committees shall have and may exercise such authority of the Board of Directors as shall be provided in such resolution.


                                   ARTICLE V.

                         OFFICERS, AGENTS AND ATTORNEYS.

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a Chairman of the Board of Directors, if the Board of Directors so determine, and a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may also appoint such additional officers, including, but not limited to, one or more Assistant Secretaries and Assistant Treasurers, as in their judgment may be necessary, who shall have authority to perform such duties as may from time to time be designated by the Board of Directors or by the President. Any two of said offices may be held by the same person, except that the same


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person shall not be President and Vice President, or President and Secretary.

SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors (if one there be) when present shall preside at all meetings of the Board of Directors, of the Executive Committee, and of the shareholders. He shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

If so designated by the Board of Directors, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and as such, he, and not the President, shall have and possess all of the powers and discharge all of the duties assigned to the President in these Bylaws, except that (1) in the absence, disability or death of the Chairman of the Board of Directors, the President shall have and possess all of such powers and discharge all of such duties, (2) the Board of Directors may delegate one or more of such powers and duties to the President, (3) the Chairman of the Board of Directors shall not have the power or duty, of signing certificates for the shares of the Corporation and (4) both the Chairman of the Board of Directors and the President shall be included among those officers who may act with respect to shares of other corporations held by the Corporation and who may sign or countersign checks, drafts and notes of the Corporation under the provisions of Sections 5 and 6, respectively, of Article VII of these Bylaws.

SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board of Directors as the chief executive officer of the Corporation; he may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and he shall sign and execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all the duties incident to the office of the President; provided, however, that any or all of the powers and duties of the President above set forth may be delegated by the Board of Directors by vote or by a contract of the Corporation approved by the Board, to some other officer, agent or employee of the Corporation. In the absence of the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors, of the Executive Committee, and of the shareholders.

SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence, disability or death of the President, a Vice President shall have and possess all the powers and discharge all the


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duties of the President, and the Board of Directors may designate the particular
Vice President, if more than one, thus to possess the powers and discharge the duties of the President. Any Vice President may also sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

SECTION 5. POWERS AND DUTIES OF THE SECRETARY. It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directors and of the shareholders of the Corporation and keep the minutes thereof in a proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given or served; he may sign, with the President or a Vice President, certificates for the shares of the Corporation; he shall have the custody of the seal of the Corporation and, on behalf of the Corporation, he may attest and affix the corporate seal to such instruments as may require the same; and he shall in general perform all of the duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be designated by the Board of Directors or pursuant to its authorization; he shall enter, or cause to be entered, regularly, in books to be kept by him for that purpose, full and adequate account of all moneys received and paid by him on account of the Corporation, and shall render a detailed statement of his accounts and records to the Board of Directors as often as they shall require the same; he may endorse for deposit or collection all negotiable instruments requiring endorsement for or on behalf of the Corporation; he may sign all receipts and vouchers for payments made to the Corporation; he may sign, with the President or a Vice President, certificates for the shares of the Corporation; and he shall in general perform all the duties incident to the office of Treasurer, and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

SECTION 7. POWERS AND DUTIES OF ASSISTANT SECRETARY AND ASSISTANT TREASURER. In the absence, disability or death of the Secretary or whenever the convenience of the Corporation shall make it advisable, an Assistant Secretary shall have and possess all the powers and discharge all the duties of the Secretary; and in the absence, disability or death of the Treasurer or whenever the convenience of the Corporation shall make it advisable, an Assistant Treasurer shall have and possess all the powers and discharge all the duties of the Treasurer.



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SECTION 8. AGENTS AND ATTORNEYS. The Board of Directors may appoint such agents, attorneys and representatives of the Corporation with such powers and to perform such acts and duties on behalf of the Corporation as the Board of Directors may determine, so far as the same shall not be inconsistent with the laws of the State of Connecticut, the Certificate of Incorporation of the Corporation, or these Bylaws.

SECTION 9. SALARIES. The salaries of the officers, including the Chairman of the Board of Directors (if one there be) and the President, may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

SECTION 10. CERTAIN OFFICERS TO GIVE BONDS. Every officer, agent or employee of the Corporation, who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors or the Executive Committee to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors or the Executive Committee, for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his custody belonging to the Corporation.

SECTION 11. REMOVAL OF OFFICERS. Any officer elected or appointed by the directors may be removed at any time with or without cause by the affirmative vote of a majority of all of the directors, but nothing in this Section shall operate to invalidate, impair or otherwise affect any employment contract entered into by the Corporation which contract has been authorized or ratified by the affirmative vote of a majority of all the directors. The election or appointment of an officer for a given term shall not of itself create contract rights.

SECTION 12. VACANCIES. All vacancies among the officers from whatsoever cause may be filled by the Board of Directors.

                                   ARTICLE VI.

                       SHARES AND CERTIFICATES FOR SHARES.

SECTION 1. CERTIFICATES OF SHARES. Every shareholder of the Corporation shall be entitled to a certificate or certificates, signed by, or, if the certificates are signed by a transfer agent acting on behalf of the Corporation, bearing the facsimile signatures of, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and under the seal of the Corporation or


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with a facsimile of such seal affixed, certifying the number and class of shares of the Corporation owned by him. All certificates shall be consecutively numbered, and the names and addresses of all persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in books kept for that purpose by the proper officers or agents of the Corporation.

The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as expressly provided by the laws of the State of Connecticut.

SECTION 2. LOST CERTIFICATES. If a share certificate be lost or destroyed, another may be issued in its stead upon satisfactory proof of such loss or destruction and upon the giving of a bond of indemnity satisfactory to the Corporation, unless this requirement be dispensed with by the President, a Vice President, the Treasurer, or the Board of Directors, and upon compliance with such other conditions as the Board of Directors may require.

SECTION 3. TRANSFERS. Shares shall be transferable on the records of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates for a like number of shares of the same class and of the same series where there are more than one series in a class, with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the Corporation may require.

SECTION 4. REGULATIONS. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of shares.

SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and registrars, or a transfer agent only, and may require all share certificates to bear the signature of such a transfer agent, and, if a registrar shall also have been appointed, the signature of such a registrar.

SECTION 6. RECORD DATE. The Board of Directors by resolution may fix a date as the record date for the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of shareholders, not less than ten full days, immediately preceding the date on which


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the particular  event requiring such  determination of shareholders is to occur.
If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of shareholders entitled to notice of and to vote at such meeting and the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted shall be the record date for the determination of shareholders entitled to receive payment of such dividend or other distribution. Shareholders actually of record at a record date shall be the only shareholders entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by statute.


                                  ARTICLE VII.

                                 Miscellaneous.


SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the circumference and the figures "1899" in the center.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end December 31st in each year, or otherwise, as the Board of Directors may determine.

SECTION 3. INSPECTION OF BOOKS. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically required to be open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

SECTION 4. WAIVER OF NOTICE. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law, the Certificate of Incorporation, these Bylaws or a resolution of shareholders or directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.



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SECTION 5. VOTING SHARES OF OTHER CORPORATIONS.  Unless otherwise ordered by the
Board of Directors or by the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of shareholders of any corporation in which the Corporation may hold shares, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of such shares and which as the owner thereof the Corporation might have possessed and exercised if present; or the President may in his discretion give a proxy or proxies in the name of the Corporation to any other person or persons, who may vote said shares and exercise any and all other rights in regard to it as here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power.

SECTION 6. CHECKS, DRAFTS AND NOTES. All checks upon any bank account and all drafts and notes of the Corporation shall be signed in its behalf pursuant to authorization of the Board of Directors. In any event, such checks, drafts and notes may be signed by the President, or a Vice President or the Treasurer, and countersigned by another of said officers, without such authorization, provided that the same shall be signed and countersigned by separate persons.

SECTION 7. AUDITS. The Board of Directors of the Corporation shall cause an audit of the books and affairs of the Corporation to be made annually during the period between the close of each fiscal year and the next annual meeting, such audit to be made by such firm or individuals, not associated or connected with the Corporation, as the directors may determine.


                                  ARTICLE VIII.

                                   Amendments.

These Bylaws may be altered, amended, added to or repealed (a) by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or (b) by the affirmative vote of directors holding a majority of the directorships. Any notice of a meeting of the shareholders or of the Board of Directors at which these Bylaws are to be altered, amended, added to or repealed shall include notice of such proposed action.


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